Exhibit 99.(a)(1)(v)

Offer By

WESTERN ASSET VARIABLE RATE STRATEGIC FUND INC.

To Purchase for Cash
up to 20% of the Fund's Outstanding Shares of
Common Stock
at 98% of Net Asset Value Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON MAY 24, 2010 OR SUCH LATER DATE
TO WHICH THE OFFER IS EXTENDED ("TERMINATION DATE")

THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL.

To Our Clients:

Enclosed for your consideration is the Offer to Purchase, dated April 26, 2010, of Western Asset Variable Rate Strategic Fund Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company (the "Fund"), and a related Letter of Transmittal (which together constitute the "Offer"), pursuant to which the Fund is offering to purchase up to 20% of the Fund's outstanding shares of Common Stock (the "Shares"), upon the terms and conditions set forth in the Offer.

The Offer to Purchase and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

Your attention is called to the following:

(1)  The purchase price to be paid for the Shares is an amount per Share equal to 98% of the net asset value per Share as determined by the Fund at the close of regular trading on the New York Stock Exchange on May 24, 2010, or such later date to which the Offer is extended. The current net asset value of the Fund is calculated daily and may be obtained by calling Georgeson Inc., the Fund's Information Agent, toll free at (866) 856-2826, or, for banks and brokers, at (212) 440-9800, or by calling the Fund toll free at (888) 777-0102. The Offer is not conditioned upon any minimum number of Shares being tendered.

(2)  Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered on or prior to 5:00 p.m., New York City time, on May 24, 2010, or such later date to which the Offer is extended (the "Termination Date").

(3)  No fees or commission will be payable to the Fund in connection with the tender offer. However, tendering Stockholders may be obligated to pay brokerage commissions, or subject to Instruction 7, "Stock Transfer Taxes," of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer.

(4)  Your instructions to us should be forwarded in ample time before the Termination Date to permit us to submit a tender on your behalf.

An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the applicable law.

None of the Fund, its Board of Directors, its investment adviser, Legg Mason Partners Fund Advisor, LLC, or its subadvisers, Western Asset Management Company, Western Asset Management Company Limited and Western Asset Management Company Pte. Ltd., is making any recommendation to any Stockholder whether to tender or refrain from tendering Shares in the Offer. Each Stockholder is urged to read and evaluate the Offer and accompanying materials carefully.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer, dated April 26, 2010, relating to Western Asset Variable Rate Strategic Fund Inc. (the "Fund") to purchase up to 20% of the Fund's outstanding shares of Common Stock, par value $0.001 per share (the "Shares").

This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer that you have furnished to the undersigned.

AGGREGATE NUMBER OF SHARES TO BE TENDERED:

__________ Shares

ENTER NUMBER OF SHARES TO BE TENDERED.

SIGNATURE BOX

_______________________________________________________________________________________

_______________________________________________________________________________________

(Signature(s))

_______________________________________________________________________________________

_______________________________________________________________________________________

_______________________________________________________________________________________

(Please print Name(s) and Address here)

_______________________________________________________________________________________

(Area Code and Telephone No.)

_______________________________________________________________________________________

(Taxpayer Identification (Social Security) Number)

Date: ___________________________ , 2010